SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[X]	Filed by the Registrant	[ ]	Filed by a Party other than the Registrant

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Filing by:
RETEK INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 24, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of stockholders of Retek Inc. (“Retek”), a Delaware corporation, to be held on Tuesday, June 3, 2003 at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time.

      At the Annual Meeting, you will be asked to consider and vote upon the following:

1.	The election of three Class I directors; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2003 calendar year.

      The attached Proxy Statement presents the details of these proposals.

      The nominating committee of our board of directors has unanimously approved proposal (1) above and recommends that you vote FOR all the nominees for director. Our board of directors has unanimously approved proposal (2) above and recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2003 calendar year.

      Your participation and vote are important. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast will elect the three Class I directors, which means the nominees who receive the greatest number of votes properly cast will be elected. The adoption of proposal (2) will not be effected without the affirmative vote of a majority of the voting power of the outstanding shares present in person or proxy and entitled to vote at the Annual Meeting.

      For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated April 24, 2003. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Gregory A. Effertz, Chief Financial Officer of Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, telephone (612) 587-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or vote by internet using the instructions on the Proxy Card. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

Martin J. Leestma
President and Chief Executive Officer

      The accompanying Proxy Statement is dated April 24, 2003 and is first being mailed to stockholders on or about May 2, 2003.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2003

To the Stockholders of

RETEK INC.:

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (“Annual Meeting”) of Retek Inc. (“Retek”), a Delaware corporation, will be held at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota. The Annual Meeting will commence at 11:00 AM, local time, for the following purposes:

1.	To elect three Class I directors, each to serve a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Retek’s independent accountants for the 2003 calendar year; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our corporate headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota during ordinary business hours for the ten day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote by internet using the instructions on the Proxy Card. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of Retek Inc.

Gregory A. Effertz
Chief Financial Officer, Senior Vice President,
Finance & Administration, Treasurer and Secretary

Minneapolis, Minnesota

April 24, 2003

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or vote by internet using the instructions on the Proxy Card.

QUESTIONS AND ANSWERS

Q. When and where is the annual meeting?

      We will hold the annual meeting on Tuesday, June 3, 2003, at 11:00 a.m., local time, at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota.

Q. Who is entitled to vote at the meeting?

      You are entitled to vote at the meeting if you owned shares as of the closing of business on April 7, 2003, the record date for the meeting.

Q. What am I being asked to vote on at the meeting?

      We are asking our stockholders to elect three Class I directors and to ratify the appointment of our independent accountants for the 2003 calendar year.

Q. What vote of the stockholders is needed?

      Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast will elect the three Class I directors, which means the nominees who receive the greatest number of votes properly cast will be elected. Under our By-laws, the affirmative vote of a majority of the voting power of the outstanding shares present at the meeting in person or by proxy and entitled to vote on the matter is required for approval of all other items.

Q. How can I vote?

      Most stockholders may vote via internet or mail Please read the instructions attached to the Proxy Card.

Q. What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

      If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q. What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

      If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” the ratification of our independent accountants.

Q. Can I change my voting instructions before the meeting?

      Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

Q. Will I have access to the proxy statement over the internet?

      Yes. In addition to receiving paper copies of the proxy statement and annual report in the mail, you can view these documents over the internet by accessing our website at http://www.retek.com. Information on our website does not constitute part of this proxy statement.

Proxy Statement

Information Concerning Solicitation and Voting

General

      This Proxy Statement is being furnished by our board of directors to holders of our common stock, par value $0.01 per share, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of our stockholders (the “Annual Meeting”) to be held on Tuesday, June 3, 2003, at our corporate headquarters, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota, commencing at 11:00 AM, local time, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

      Our complete mailing address is Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, and our telephone number is (612) 587-5000.

      This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about May 2, 2003.

Stockholders Entitled to Vote

      Our board of directors fixed the close of business on April 7, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 53,176,881 shares of common stock constituting all of our voting stock. As of the Record Date, there were approximately 192 holders of record of shares of our common stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

Vote and Quorum Required

      Holders of our common stock are entitled to one vote for each share held as of the Record Date. Votes may be cast either in person or by properly executed proxy.

      Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum exists. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Proposal 1 — Election of Directors. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast, will elect the three Class I directors, which means the nominees who receive the greatest number of votes properly cast will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will result in the nominee receiving fewer votes for his election.

      Proposal 2 — Ratification of Independent Accountants. The affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the Annual Meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote against that proposal. Broker non-votes with respect to Proposal 2, if any, will not be counted for purposes of determining whether a proposal has been approved because broker non-votes are not considered shares entitled to vote for this purpose. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to Proposal 2.

Proxies

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy.

      All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted FOR all the nominees for directors and FOR the ratification of our independent accountants.

      If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

      We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

Proposal No. 1 — Election of Directors

Directors and Nominees for Director

      Pursuant to our Amended and Restated Certificate of Incorporation, holders of our common stock are entitled to elect the members of our board of directors. Our Amended and Restated Certificate of Incorporation requires that our board of directors consist of not less than three nor more than ten members. In addition, the members of our board of directors serve staggered three-year terms. The following table shows the members of the different classes of the board of directors and their respective expiration dates.

Class	Expiration of Term	Board Members

Class I	2003 Annual Meeting	Glen A. Terbeek William Walsh Stephen E. Watson
Class II	2004 Annual Meeting	John Buchanan N. Ross Buckenham
Class III	2005 Annual Meeting	Ward Carey Martin J. Leestma

      Our nominating committee and the board of directors has nominated each of the Class I directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class I directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

      Three Class I directors are to be elected to our board of directors at the Annual Meeting for a three-year term ending in 2006. A brief background of each nominated Class I director and the continuing Class II and III directors is found below.

Nominees

Name	Class	Age	Principal Occupation and Business Experiences

Glen A. Terbeek	I	59	Mr. Terbeek has served on our board of directors since November 1999. Mr. Terbeek is currently a consultant with Breakaway Strategies, Inc., an independent consulting company he founded in January 1999. From 1965 to December 1998, Mr. Terbeek was with Andersen Consulting, a management consulting company, where he was most recently a managing partner of Andersen’s Food and Packaged Goods Industry Practice. Mr. Terbeek holds a Masters of Business Administration in quantitative methods from the University of Michigan and a Bachelor of Arts in Mathematics and Physics from Hope College.

Name	Class	Age	Principal Occupation and Business Experiences

William Walsh	I	39	Mr. Walsh has served on our board of directors since September 2002. Mr. Walsh is currently retired. From January 2000 to February 2002, Mr. Walsh was with E.piphany, Inc., most recently serving as Chief Operating Officer. Mr. Walsh was employed by Octane Software, Inc., a customer relationship management software provider that was acquired by E.piphany in May 2000, as President and Chief Operating Officer from January 2000 to May 2000. From September 1992 to December 1999, Mr. Walsh was employed by PeopleSoft, Inc., an enterprise resource planning software provider, in a number of positions, most recently as President, PeopleSoft International. Mr. Walsh holds a Bachelor of Arts in Psychology from DePaul University and a Masters of Business Administration from Loyola University.
Stephen E. Watson	I	56	Mr. Watson has served on our board of directors since November 1999 and is currently retired. Mr. Watson served as chief executive officer of Gander Mountain LLC, a specialty retailer of outdoor recreational equipment and clothing, from November 1997 until he retired in November 2002. From March 1996 to November 1997, Mr. Watson was also retired. Mr. Watson also has served as a director of Shopko Stores Inc., a chain of retail stores specializing in discount merchandise from 1996 to the present. Mr. Watson holds a Bachelor of Arts in American History and Literature from Williams College and a Masters of Business Administration from Harvard University.

Continuing Directors

Name	Class	Age	Principal Occupation and Business Experiences

John Buchanan	II	45	Mr. Buchanan joined us in May 1995 and is currently our chairman of the board of directors and has served in that capacity since September 1999. Mr. Buchanan served as Chief Executive Officer of Retek from September 1999 to July 2001. Mr. Buchanan holds a Bachelor of Commerce in Accounting and Computer Systems from the University of Otago, New Zealand.
N. Ross Buckenham	II	44	Mr. Buckenham has served on our board of directors since November 1999. From January 1996 to the present, Mr. Buckenham has served with WebLink Wireless, Inc., a wireless messaging company in a number of senior management positions, most recently as Chairman and Chief Executive Officer. WebLink Wireless, Inc. filed for Chapter 11 bankruptcy protection in May 2001. Mr. Buckenham holds a Bachelor of Science in Chemical Engineering from Canterbury University, New Zealand and a Masters of Business Administration from Harvard University.

Name	Class	Age	Principal Occupation and Business Experiences

Ward Carey	III	37	Mr. Carey has served on our board of directors since November 1999. Mr. Carey has served in sales with ThinkEquity Partners since December 2001. Prior to joining ThinkEquity Partners, Mr. Carey was self-employed from October 2000 to December 2001. From March 1999 to October 2000 Mr. Carey served as senior vice president of business strategy of HNC Software, Inc. Mr. Carey served in sales with Credit Suisse First Boston Corporation from July 1998 to March 1999 where he served as a charter member of the Technology Group. From May 1996 to July 1998, Mr. Carey was with Deutsche Bank Securities, where he served as a charter member of the Technology Group. Mr. Carey holds a Bachelor of Arts in Political Science from Columbia University, New York.
Martin J. Leestma	III	44	Mr. Leestma joined us in March 2003 and is currently our president and chief executive officer. Mr. Leestma has been elected under our By-laws to fill the Board seat vacated by Mr. Ladwig, our former president and chief executive officer. Prior to joining Retek, Mr. Leestma spent 23 years at Accenture, most recently serving as Global Managing Partner, Consumer Goods & Services (CGS) Industries and Retail. Mr. Leestma started at Accenture in 1980, was promoted to Partner in 1991, Global Managing Partner of Retail Technology in 1996, Managing Partner Consumer Goods & Services in 1999 and a Global Industry Managing Partner in 2002. Mr. Leestma holds a Bachelor of Science in Industrial Management and Computer Sciences from Purdue University.

Board of Directors’ Committees and Meetings

      Our board of directors met six times and acted by unanimous written consent one time during 2002. During 2002, none of our current directors, except for Mr. Leestma who joined our board of directors in March 2003, attended fewer than 75 percent of the total number of meetings held by our board of directors and the total number of meetings held by all committees of the board of directors on which each such director served. Our board of directors has an audit committee, a compensation committee and a nominating committee.

      Our audit committee consists of Messrs. Terbeek, Walsh and Watson. Mr. Terbeek is chairman of our audit committee. Our audit committee met seven times and acted by unanimous written consent one time during 2002. The responsibilities of our audit committee include:

•	recommending to the board of directors the independent accountants to be selected to conduct the annual audit of our accounts;

•	reviewing the proposed scope of such audit and pre-approving all fees to be paid to our independent accountants, including audit, audit-related, tax and any other permitted non-auditing fees;

•	reviewing and discussing with our chief executive officer and chief financial officer the procedures they followed to complete their certifications in connection with our periodic filings with the Securities and Exchange Commission;

•	reviewing and discussing with management and the independent public accountants the critical accounting policies and the financial statements to be included in the quarterly and annual reports we file with the Securities and Exchange Commission; and

•	reviewing the adequacy and effectiveness of our internal auditing, accounting, disclosure and financial controls with the independent accountants and our financial and accounting staff.

      Our audit committee also reviews and reassesses at least annually the adequacy of its Charter and submits the Charter to the board of directors for approval. We expect that the Charter will be amended in 2003 to incorporate current concepts in good corporate governance. All members of our audit committee are independent under the requirements of Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

      Our nominating committee consists of Messrs. Watson and Terbeek. Mr. Watson is chairman of our nominating committee. Our nominating committee did not meet but acted by unanimous written consent two times during 2002. The responsibilities of our nominating committee include:

•	identifying and nominating new and existing Board members for election at the Annual Meeting;

•	recommending to the board members individuals to fill any vacancies; and

•	evaluating, on a continuous basis, possible candidates to serve on the board of directors.

The nominating committee, in cooperation with the Board, identifies a slate of nominees for election as directors at each annual meeting of our stockholders. In the event a stockholder wishes to submit a recommendation of a nominee for director, submissions should be in compliance with the advance notice, information and other requirements set forth in the By-laws. Stockholders should direct such recommendations of nominees to the Nominating Committee, Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

      Our compensation committee consists of Messrs. Buckenham and Carey. Mr. Buckenham is chairman of our compensation committee. The compensation committee may not include any employee of Retek. Our compensation committee met ten times and acted by unanimous written consent one time during 2002. The responsibilities of our compensation committee include:

•	establishing compensation policies consistent with corporate objectives and stockholder interests;

•	approving and/or recommending to the board of directors levels of compensation for our senior executives;

•	administering grants under our stock-based and other performance-based incentive compensation plans; and

•	adopting and/or recommending to our board of directors new plans or changes in compensation programs.

      Our board of directors may, from time to time, establish certain other committees to facilitate the management of Retek.

Director Compensation

      Directors who are not employed by us are reimbursed for reasonable expenses incurred in attending our board of director or committee meetings. Upon their initial election to our board of directors, each of our non-employee directors was granted options to purchase 25,000 shares of our common stock pursuant to the 1999 Directors Stock Option Plan. Non-employee directors are also granted options to purchase an additional 7,500 shares of our common stock on an annual basis so long as they remain a member of our board of directors. These option grants to our directors become exercisable one year from the grant date. In addition, non-employee directors receive an annual retainer of $10,000, paid out in quarterly installments, as well as $1,000 per board or committee meeting attended in person and $500 per board or committee meeting attended via telephone.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, and no interlocking relationship existed in the past.

Proposal No. 2 — Ratification of

Appointment of Independent Accountants

       Our board of directors, upon the recommendation of our audit committee, has appointed PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the 2003 calendar year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent accountants since 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Fees to Independent Accountants for Services Rendered

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2001 and 2002:

	2001	2002

Audit fees	$189,020	$176,272
Audit-related fees(1)	8,989	46,917
Tax fees(2)	371,523	336,817
All other fees(3)	54,791	111,283

(1)	Audit-related fees consisted principally of audits of financial statements of certain employee benefits plans and other consultations concerning financial accounting and reporting standards.

(2)	Tax fees consisted primarily of tax compliance, tax advice and tax planning.

(3)	All other fees consist primarily of non-audit related consulting fees, and customer software development fees, but not including financial information systems design and implementation fees.

      Our board of directors has unanimously approved the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003 and recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP.

      The affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting (at which a quorum is present) is required to ratify the board of directors’ selection of PricewaterhouseCoopers LLP. If the appointment is not ratified, the board of directors will seek other independent auditors.

Security Ownership of Certain Beneficial

Owners, Directors and Executive Officers

       The following table presents information regarding the beneficial ownership of our outstanding common stock as of April 7, 2003 for the following stockholders:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	our chief executive officer and our four other most highly-paid executive officers in 2002; and

•	all of our directors and executive officers as a group.

      Percentage ownership calculations are based upon 53,176,881 shares of our common stock outstanding as of April 7, 2003. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 7, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. To our knowledge, except as indicated in the footnotes to the table and under applicable community property laws, the stockholders named in the table have sole voting and investment power over all shares listed in the table. Except as otherwise indicated in the table, the business address of all persons listed is c/o Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403.

	Number of Shares of	Percentage of Outstanding
	Retek Beneficially	Shares of Retek Beneficially
Name of Beneficial Owner	Owned	Owned

Kopp Investment Advisors, Inc.(1)(2)	3,951,795	7.43%
7701 France Avenue South, Suite 500
Edina, MN 55435
Steven D. Ladwig(3)	372,391	*
John Buchanan(4)	298,831	*
John L. Goedert(5)	174,726	*
Gregory A. Effertz(6)	121,309	*
Peter A. Espinosa(7)	72,916	*
Duncan Angove(8)	70,347	*
Martin J. Leestma(9)	—	*
N. Ross Buckenham	20,000	*
Ward Carey	32,500	*
Glen A. Terbeek	40,000	*
William J. Walsh	—	*
Stephen E. Watson	40,000	*
All current executive officers and directors as a group (13 persons)(10)	936,182	1.76

*	Less than 1%.

(1)	This information was obtained from filings made with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 dated January 27, 2003.

(2)	Represents 1,448,330 shares held by Kopp Investment Advisors, Inc. with sole voting power, 752,430 shares with sole dispositive power, and 3,034,865 shares with shared dispositive power; and 164,500 shares held by Leroy C. Kopp with sole dispositive power.

(3)	Mr. Ladwig resigned from Retek Inc. effective as of April 14, 2003.

(4)	Includes options to purchase 28,778 shares of common stock exercisable within 60 days of April 7, 2003.

(5)	Includes options to purchase 19,755 shares of common stock exercisable within 60 days of April 7, 2003.

(6)	Includes options to purchase 12,508 shares of common stock exercisable within 60 days of April 7, 2003.

(7)	Includes options to purchase 10,416 shares of common stock exercisable within 60 days of April 7, 2003.

(8)	Includes options to purchase 10,209 shares of common stock exercisable within 60 days of April 7, 2003.

(9)	Mr. Leestma has options to purchase 250,000 shares of common stock exercisable within 75 days of April 7, 2003.

(10)	Includes 50,970 shares beneficially owned by James Murdy and 14,583 shares held by John Gray. Includes options held by executive officers and directors of Retek to purchase 6,542 shares of common stock exercisable within 60 days of April 7, 2003.

Report of the Compensation Committee

of the Board on Executive Compensation

       The compensation committee of the Board administers Retek’s executive compensation program. The members of the committee are non-employee, non-affiliated directors. The committee has furnished the following report on executive compensation for 2002:

Composition of the Committee

      The compensation committee currently consists of Messrs. Buckenham and Carey, who are both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Neither Mr. Buckenham nor Mr. Carey has previously been an employee of Retek. Both members meet the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934. This is important because certain executive compensation elements, such as stock options, must be approved by a compensation committee composed of such outside directors in order for Retek to be entitled to a tax deduction for the full compensation expense. This is discussed in more detail below in the section entitled “Compliance with Section 162(m) of the Internal Revenue Code.”

Executive Compensation Philosophy

      The compensation committee acts on behalf of Retek’s board of directors to establish the general compensation policy of Retek with respect to all of its employees and administers Retek’s incentive and equity plans, including the 1999 Equity Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Employee Stock Purchase Plan and the Retek HighTouch Technologies, Inc. 1999 Stock Option Plan. The compensation committee approves the programs and policies under which compensation is paid or awarded to our executive officers and reviews the performance of these executives. The committee has designed Retek’s executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize this relationship, we link a significant portion of executive compensation to the market performance of Retek common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both the performance of Retek and their individual performance;

•	To align the interests of executives with the long-term interests of stockholders through stock option awards whose value over time depends upon the market value of Retek’s common stock;

•	To provide compensation comparable to that offered by other leading companies in our industry, enabling Retek to compete for and retain talented executives who are critical to our long-term success; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

      The base salaries, incentive compensation and stock option grants of Retek’s executive officers are determined by the compensation committee, based upon assessments of performance by the chief executive officer and other members of senior management. The compensation committee reviewed base salary levels and target bonuses for Mr. Ladwig, Retek’s former president and chief executive officer, and other executive officers of Retek at or about the beginning of each year. The compensation committee bases its determinations regarding executive compensation in part on the compensation committee’s review of the Radford Executive Compensation Report (the “Radford Survey”), certain other surveys of prevailing compensation practices among high technology companies with whom Retek competes for executive talent and analyses of publicly available data for executive officers at other technology companies. These surveys are nationally known for their extensive databases of the compensation practices of high technology companies. The Radford Survey itself includes over 500 high technology companies. To this end, the compensation committee compares the compensation of Retek’s executive officers with comparable survey positions and the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. The compensation committee evaluates such information in connection with Retek’s corporate goals. In addition, each executive officer’s performance for the previous year and objectives for the subsequent year are reviewed by the compensation committee, and are considered in the context of each executive officer’s responsibility level and Retek’s past and anticipated future financial performance.

Executive Compensation

      Base Salary. We attempt to offer our executive officers salaries that are competitive with comparable companies in the enterprise retail software market and with comparable technology companies generally. We annually review the base salaries of our executive officers to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the individual’s increased responsibilities. For executive officers, other than the president and chief executive officer, we also consider the performance assessments and recommendations of our president and chief executive officer. We entered into employment agreements with Steven Ladwig, our former president and chief executive officer and Martin Leestma, our current president and chief executive officer. For a summary of certain terms of these employment agreements, see “Employment and Change-in-Control Agreements.”

      Incentive Compensation. The second element of our executive compensation program is cash incentive compensation. Achievement of certain company level goals established by the board of directors, including total revenue and operational earnings per share, were the prerequisite to any annual incentive bonus opportunities for executive officers. Cash bonuses were awarded in 2002 to executive officers to the extent that we achieved the company targets and the individual executive officer achieved predetermined individual objectives. The compensation committee intends to continue these practices in 2003.

      Performance against both the company goals and the individual objectives was measured quarterly. In the first quarter of 2002, Retek achieved the company goals established by the compensation committee and the board of directors as the prerequisite for any executive officer incentive compensation, but failed to achieve such goals for the remaining three quarters of 2002. Mr. Ladwig’s subjective judgment of each executive’s performance (other than his own) was taken into account in determining whether individual objectives were satisfied. For 2002, target incentive compensation for executive officers set by the compensation committee ranged from approximately 40% to 96% of an executive officer’s base salary. The compensation committee also approved or awarded certain discretionary bonuses in recognition of special contributions.

      Stock Options. Stock options are an essential element of Retek’s executive compensation package. The compensation committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of Retek’s stock.

      The committee typically grants stock options to an executive officer when the executive first joins Retek or in connection with a significant change in responsibilities. The compensation committee may, however, grant additional stock options to an executive for other reasons such as an executive’s anticipated future contribution and ability to impact corporate and/or business unit results or past performance. In the discretion of the compensation committee, an executive officer may also be granted stock options to provide greater incentives to continue their employment with Retek and to increase the value of Retek’s stock. Retek stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Retek’s common stock on the date of grant.

      On February 5, 2003, the compensation committee unanimously recommended, and the board of directors approved, a grant of 4,396,750 stock options to all of our employees. The recent trading prices of our stock had reduced the value of stock options granted prior to 2003. We recommended the grant of these options, including grants to the named executive officers, to assist in the retention of personnel, which we believe is critical to our business. Retek granted the following stock options to its named executive officers during 2002 and pursuant to the grant on February 5, 2003.

	Number of	Number of
	Options Granted	Options Granted
Name and Principal Positions	During 2002	February 5, 2003

Steven D. Ladwig	362,500 (1)	400,000 (1)
John L. Goedert	50,000	150,000
Peter A. Espinosa	250,000	150,000
Duncan B. Angove	40,000	150,000
Gregory A. Effertz	50,000	150,000
Martin J. Leestma(2)	0	0

(1)	Mr. Ladwig resigned from Retek effective as of April 14, 2003.

(2)	Mr. Leestma joined Retek in March 2003.

      During the remainder of 2003, the compensation committee will consider whether to grant additional options to the executive officers based on the factors described above.

Chief Executive Officer Compensation

      The compensation committee recommends to Retek’s entire board of directors the base salary, incentive compensation and equity compensation for Retek’s president and chief executive officer. Mr. Ladwig, our former president and chief executive officer, was employed by Retek through April 14, 2003. During 2002, Mr. Ladwig received a base salary of $350,000 and earned incentive compensation of $56,000. Mr. Ladwig’s bonus compensation in 2002 represented approximately 20% of his target bonus for 2002. In the first quarter of 2002, Retek achieved the company goals established by the compensation committee and the board of directors as the prerequisite for any incentive compensation for the president and chief executive officer, but failed to achieve such goals for the remaining three quarters of 2002. Mr. Ladwig’s individual goals for his incentive compensation included goals based upon his effectiveness in leading our initiatives related to revenue and operating profit improvement in a very challenging business environment. Mr. Ladwig resigned his employment and we entered into a resignation agreement, the key terms of which are summarized in “Employment and Change-in-Control Agreements.”

      On March 14, 2003, we entered into an employment agreement with our new president and chief executive officer, Martin Leestma. The terms and conditions of his employment were based upon his qualifications and experience, previous compensation levels, foregone awards and other compensation at his prior employer and the marketplace for executive talent. We believe that a substantial equity award was warranted and necessary to attract a chief executive officer with a strong incentive to increase stockholder value. For a summary of certain of the terms of Mr. Leestma’s employment agreement, see “Employment and Change-in-Control Agreements.”

Compliance with Section 162(m) of the Internal Revenue Code

      Stockholders have approved each of the plans under which we offer equity compensation to our executive officers. We designed these plans to allow Retek to receive a tax deduction for incentive compensation payments to our chief executive officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Retek could not deduct incentive compensation payments to the extent the amounts paid to any of these executive officers in any year exceeded $1 million. However, Retek does not expect cash compensation for 2003 to any of its executive officers to be in excess of $1 million.

      The compensation committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Retek and our stockholders and which may be based on considerations in addition to tax deductibility.

Conclusion

      The compensation committee believes that company and individual performance and achievement enhance long-term stockholder value. The compensation plans that the compensation committee has adopted for the executive officers of Retek are based on achievement of performance goals, as well as competitive pay practices. The compensation committee believes that one of its most important functions in serving the interests of the stockholders is to attract, motivate and retain talented executive officers. In this regard, equity compensation in the form of stock options is vital to this objective and, therefore, to the long-term success of Retek.

Compensation Committee

N. Ross Buckenham
Ward Carey III

Report of the Audit Committee

April 24, 2003

To the Board of Directors:

      The Audit Committee met to review the Company’s audited financial statements prior to the Company filing its Annual Report on Form 10-K with the Securities and Exchange Commission on March 12, 2003. We recommended to the Board of Directors the inclusion of the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 prior to such report being filed with the Securities and Exchange Commission. Prior to our recommendation, we:

•	Reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2002;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•	Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent accountants their independence.

      Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in such report.

      We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Glen A. Terbeek
William Walsh
Stephen E. Watson

      The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Performance Graph

       The following graph compares the cumulative total return to stockholders for Retek, the NASDAQ Stock Market (U.S.) Index, the JPMorgan H&Q Computer Software Index1 and the RDG Internet Composite Index. The graph assumes that $100 was invested in our common stock and in each index on November 18, 1999, the date of our initial public offering, and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 37-MONTH CUMULATIVE TOTAL RETURN*
AMONG RETEK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JPMORGAN H&Q COMPUTER SOFTWARE INDEX
AND THE RDG INTERNET COMPOSITE INDEX

Company/Index Name	11/18/1999	12/31/1999	12/31/2000	12/31/2001	12/31/2002

RETEK INC.	$100.00	$501.67	$162.50	$199.13	$18.13

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	136.77	82.52	65.47	45.26

JPMORGAN H&Q COMPUTER SOFTWARE INDEX[1]	100.00	160.85	120.26	78.68	—

RDG INTERNET COMPOSITE INDEX	100.00	151.90	88.45	54.66	36.06

[1]	AS OF FEBRUARY 28, 2002, THE JPMORGAN H&Q COMPUTER SOFTWARE INDEX WAS NO LONGER AVAILABLE. AS A RESULT, WE ARE TRANSITIONING TO THE RDG INTERNET COMPOSITE INDEX.

*	$100 INVESTED ON 11/18/1999 IN STOCK OR ON 10/31/1999 IN INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Executive Compensation

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid for services rendered by our chief executive officer and our four other highest-paid executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002. These individuals are collectively referred to as the named executive officers.

					Long-Term
					Compensation

					Number of
	Annual Compensation				Securities
					Underlying
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other ($)	Options (#)

Steven D. Ladwig	2002	350,000	56,000	0	362,500
President, Chief Executive Officer	2001	170,833	70,000	0	1,112,500
and Director(1)

John L. Goedert	2002	230,000	51,750	0	50,000
Chief Operating Officer	2001	230,000	141,910	0	50,000
	2000	220,000	123,750	0	0

Peter A. Espinosa	2002	207,879	100,000	79,821	250,000
Senior Vice President, World Wide Field Operations

Duncan B. Angove	2002	186,667	65,940	0	40,000
Vice President, Strategy and Marketing	2001	170,000	60,136	0	30,000
	2000	148,438	32,656	0	43,400

Gregory A. Effertz	2002	210,000	46,500	0	50,000
Senior Vice President, Finance &	2001	200,000	77,350	0	27,000
Administration, Chief Financial Officer,	2000	190,000	57,000	0	0
Treasurer, and Secretary

(1)	Mr. Ladwig resigned from Retek Inc. effective as of April 14, 2003.

Stock Option Grants in 2002

      We granted the following stock options or stock appreciation rights covering Retek common stock to the named executive officers during 2002.

		Individual Grants

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise or		for Option Term($)
	Options	in Fiscal	Base Price	Expiration
Name	Granted	Year	($/Share)	Date	0%	5%	10%

Steven D. Ladwig(1)	362,500	13.31	19.56	2/6/12	0	4,459,177	11,300,430
John L. Goedert	50,000	1.84	25.50	1/23/12	0	801,841	2,032,022
Peter A. Espinosa	250,000	9.18	23.57	4/3/12	0	3,705,762	9,391,127
Duncan B. Angove	40,000	1.47	25.50	1/23/12	0	641,473	1,625,617
Gregory A. Effertz	50,000	1.84	25.50	1/23/12	0	801,841	2,032,022

(1)	Mr. Ladwig resigned from Retek Inc. effective as of April 14, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information for the named executive officers regarding Retek options exercised by them during 2002 and exercisable and unexercisable Retek stock options held by them as of December 31, 2002. The “value realized” figures are based on the fair market value of our common stock at the exercise date, minus the per share exercise price, multiplied by the number of options exercised. The “value of unexercised in-the-money options” figures in the right-hand column are based on the market value of our common stock at December 31, 2002, of $2.72, respectively, minus the per share exercise price of the applicable option, multiplied by the number of shares issuable upon exercise of the option.

Retek Options

			Number of Securities		Value of Unexercised
	Number of Shares		Underlying Unexercised		In-The-Money
	Acquired on Exercise		Options at		Options at
			December 31, 2002(#)		December 31, 2002($)
	Exercised	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven D. Ladwig(1)	0	0	406,766	1,068,234	43,000	0
John L. Goedert	24,000	420,210	109,071	153,980	0	0
Peter A. Espinosa	0	0	0	250,000	0	0
Duncan B. Angove	53,632	580,249	33,858	97,510	0	0
Gregory A. Effertz	0	0	73,438	110,562	0	0

(1)	Mr. Ladwig resigned from Retek Inc. effective as of April 14, 2003.

Employment and Change-in-Control Agreements

Employment Agreement With Mr. Ladwig

      We entered into an employment agreement with Steven D. Ladwig on June 11, 2001. The contract provided that Mr. Ladwig would be the President, Chief Executive Officer and a director of Retek. Mr. Ladwig’s base salary under the contract was $350,000 per year. Mr. Ladwig had the opportunity to earn an annual incentive bonus based on a combination of corporate and individual objectives. In addition, our Board of Directors granted to Mr. Ladwig an option to purchase 725,000 shares of our common stock at $36.17 per share under our 1999 Equity Incentive Plan and/or our Retek Inc. HighTouch Technologies 1999 Stock Option Plan and an additional non-qualified stock option to purchase 25,000 shares of our common stock at $1.00 per share under the Retek Inc. HighTouch Technologies, Inc. 1999 Stock Option Plan. Mr. Ladwig was also entitled to certain additional payments if he was terminated without Cause (as defined in the employment agreement) or if he terminated his employment for Good Reason (as defined in the employment agreement).

Retention Agreement With Mr. Ladwig

      On March 14, 2002, we entered into a retention agreement with Mr. Ladwig that entitled Mr. Ladwig to certain compensation and benefits in the event of a change in control of Retek. In the event of a change-in-control of Retek during the term of the agreement, Mr. Ladwig would become a consultant of Retek for a period of two years and, subject to his execution of a waiver and release of claims, Mr. Ladwig would be entitled to, among other things:

•	immediate vesting of all options held on the date of the change-in-control;

•	a lump sum cash payment equal to his base salary multiplied by two plus his target annual bonus multiplied by two;

•	continued participation in all benefit plans for a two-year period; and

•	a full gross up for any excise taxes imposed on Mr. Ladwig for payments deemed to be “excess parachute” payments under the Internal Revenue Code.

      The retention agreement includes terms that preserve Mr. Ladwig’s right to change in control benefits for a certain period of time after his termination of employment, even if a change in control has not yet occurred. Under the terms of the agreement, Mr. Ladwig agreed not to solicit employees or customers of Retek to abandon or diminish their relationship with us during his employment and for a certain period thereafter. Mr. Ladwig has also agreed to refrain from disclosing any of our confidential or proprietary information to third parties.

Mr. Ladwig’s Resignation Agreement

      On March 14, 2003, Mr. Ladwig notified us of his intent to resign from Retek effective as of April 14, 2003. We entered into a resignation agreement with Mr. Ladwig wherein we agreed to continue to pay Mr. Ladwig his salary until the date of his resignation and to pay Mr. Ladwig for continuation of benefits for 12 months and for accrued and unused vacation. As part of his resignation agreement, we agreed to pay Mr. Ladwig an amount equal to his annual base salary multiplied by 1.8 in twelve equal installments beginning April 15, 2003 and continuing until April 14, 2004. With respect to Mr. Ladwig’s outstanding stock options, he agreed to forfeit stock options to purchase an aggregate of 1,502,609 shares of our common stock. In exchange, the Company provided him with partial accelerated vesting with respect to other awards he had received. As of the effective date of his resignation, Mr. Ladwig will hold the following vested options, which options will remain exercisable by Mr. Ladwig until January 15, 2004:

	Amount
Grant Date	Vested	Strike Price

February 5, 2003	116,668	$3.49/share
September 26, 2001	230,723	$12.29/share
June 11, 2001	25,000	$1.00/share

Employment Agreement With Mr. Leestma

      On March 14, 2003, we entered into an employment agreement with Martin J. Leestma. The contract provides that Mr. Leestma will be the President, Chief Executive Officer and a Director of Retek. Mr. Leestma’s base salary under the contract is $380,000 per year. Mr. Leestma has the opportunity to earn an annual incentive bonus based on a combination of corporate and individual objectives. In addition, our Board of Directors granted Mr. Leestma an option to purchase 1,000,000 shares of our common stock at $4.69 per share under our 1999 Equity Incentive Plan and/or the Retek Inc. HighTouch Technologies 1999 Stock Option Plan and such shares will vest over a period of three years and ninety days. Mr. Leestma is also entitled to certain additional payments if we terminate him without Cause (as defined in the employment agreement) or if he terminates his employment for Good Reason (as defined in the employment agreement). Finally, Mr. Leestma will be entitled to participate in a change-in-control plan.

Letter Agreement With Mr. Espinosa

      On March 5, 2002, we entered into an offer letter with Peter Espinosa. The offer letter provides that Mr. Espinosa will be Senior Vice President, Worldwide Field Operations of Retek. Mr. Espinosa’s base salary under the offer letter is $280,000 per year. In addition, Mr. Espinosa received a signing bonus of $100,000. Our Board of Directors granted him an option to purchase 250,000 shares of our common stock. Mr. Espinosa is an at-will employee and his employment may be terminated with or without cause by Mr. Espinosa or Retek.

Retention Agreements With Messrs. Effertz and Espinosa

      On March 14, 2002, we entered into a retention agreement with Mr. Effertz and on June 10, 2002 we entered into a retention agreement with Mr. Espinosa that included identical terms to those described above with respect to Mr. Ladwig’s retention agreement.

Retention Agreements With Other Key Employees

      John Goedert, Duncan Angove, James Murdy and John Gray (each a “Participant”) participate in our Retention and Severance Plan for Key Employees (the “Retention Plan”). The Retention Plan includes similar terms to those described above with respect to Mr. Ladwig’s retention agreement, except that the Participant would be entitled to, among other things, a lump sum cash payment equal to his base salary multiplied by 1.5 plus his target annual bonus multiplied by 1.5.

Certain Relationships and Related Transactions

Sale of Software Solutions to Gander Mountain LLC

      During 2002, we were paid $141,066 by Gander Mountain LLC for maintenance our software products. Mr. Stephen E. Watson, who currently serves as one of our directors, was chief executive officer of Gander Mountain from November 1997 to November 2002. The amounts paid by Gander Mountain LLC were customary and comparable to amounts paid by unaffiliated third parties.

Certain Litigation

       In December 2002, two shareholder derivative lawsuits were filed in state court in Hennepin County, Minnesota, against certain of our current and former officers and directors, naming us as a nominal defendant. Plaintiffs in both derivative cases have agreed to coordinate their respective actions, and the process of coordination is currently underway. The derivative suits claim that certain of our officers and directors breached their fiduciary duties to us and our stockholders by: (i) selling shares of our common stock while in possession of material adverse non-public information regarding our business and prospects, and (ii) disseminating inaccurate information regarding our business and prospects to the market and/or failing to correct such inaccurate information. The derivative complaints seek compensatory and other damages, restitution, disgorgement, and other legal and equitable relief. As stated above, the complaints are brought derivatively on our behalf, and consequently do not seek relief from us. We however, have entered into indemnification agreements in the ordinary course of business with certain of the officer and director defendants and may be obligated throughout the pendency of this action to advance payment of legal fees and costs incurred by those defendants pursuant to our obligations under the indemnification agreements and/or applicable Delaware law.

      While there can be no assurance, our management currently believes that the ultimate outcome of the derivative proceedings will not have a material adverse affect on our financial position, results of operations, or cash flows. However, we are unable to predict with certainty the results of the derivative litigation.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission and the NASDAQ National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act of 1934 furnished to us, we believe that during the 2002 fiscal year, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis, except for John Buchanan, Ward Carey, Glen Terbeek and Stephen Watson who filed a Form 4 on a delayed basis due to administrative error and Peter Espinosa who filed his Form 3 on a delayed basis due to administrative error.

Deadline for Receipt of Stockholder

Proposals for 2004 Annual Meeting

       If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Retek Inc., Retek on the Mall, 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary, no later than January 2, 2004. All stockholder proposals to be included in next year’s proxy statement must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals.

      If you want to present a proposal at next year’s annual meeting, but do not wish to have it included in our proxy statement, you must deliver it in writing to us at the above address no earlier than March 6, 2004 and no later than April 5, 2004.

Householding

       Only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only copy was mailed. Requests for additional copies should be directed to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary. Stockholders residing at the same address and current receiving only one copy of the proxy statement, but who desire to request multiple copies of the proxy statement in the future, or those receiving multiple copies of the proxy statement and who want a single copy of the proxy statement to be mailed in the future, may direct such request to Retek Inc., 950 Nicollet Mall, 4th Floor, Minneapolis, Minnesota 55403, Attention: Secretary.

By Order of the Board of Directors

Gregory A. Effertz
Chief Financial Officer,
Senior Vice President, Finance & Administration,
Treasurer and Secretary

PROXY

RETEK INC.

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF RETEK INC.

The undersigned stockholder of Retek Inc., a Delaware corporation (“Retek”), hereby appoints Gregory A. Effertz and Todd Hollands, as proxies for the undersigned, with full power of substitution, to attend the 2003 Annual Meeting of Stockholders of Retek to be held on Tuesday, June 3, 2003 at 11:00 a.m., local time, at its corporate headquarters, 950 Nicollet Mall, 4th floor, Minneapolis, Minnesota, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director and FOR the proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

You can now access your Retek Inc. account online.

Access your Retek Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Retek Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

• SSN or Investor ID

• PIN

• Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	You are now ready to log in. To access your account please enter your:

• SSN

• PIN

• Then click on the (Submit) button

	If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions. • Certificate History • Address Change

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Eastern Time Monday-Friday

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. Election of Class I Directors:

FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominee(s) listed to the right	Nominees: 01 Glen A. Terbeek, 02 Stephen E. Watson, 03 William Walsh (Instruction. To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)
☐	☐

2.	Ratification of appointment by Retek’s Board of Directors of PricewaterhouseCoopers LLP to serve as Retek’s independent accountants for the 2003 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated: , 2003

Signature

Signature

- FOLD AND DETACH HERE -